SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 2, 2001
(To Prospectus dated November 27, 2000)

                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer



                   Asset-Backed Certificates, Series 2001-1
                              ------------------

The Class AV-2 Certificates              The Class AV-2 Certificates
represent obligations of the
trust only and do not represent          o        This supplement relates to the offering of the Class AV-2
an interest in or obligation of               Certificates of the series referenced above. This supplement does not
CWABS, Inc., Countrywide Home                 contain complete information about the offering of the Class AV-2
Loans, Inc., Countrywide Home                 Certificates. Additional information is contained in the prospectus
Loans Servicing LP or any of                  supplement dated February 2, 2001, prepared in connection with the
their affiliates.                             offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated November 27, 2000. You
This supplement may be used to                are urged to read this supplement, the prospectus supplement and the
offer and sell the offered                    prospectus in full.
certificates only if
accompanied by the prospectus            o        As of August 25, 2004, the certificate principal balance of the
supplement and the prospectus.                Class AV-2 Certificates was approximately $34,548,798.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class AV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 9, 2004

                               THE MORTGAGE POOL

         As of August 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 845 Mortgage Loans having an aggregate Stated Principal Balance of approximately $72,678,942, Loan Subgroup 2A included approximately 690 Mortgage Loans having an aggregate Stated Principal Ba lance of approximately $54,624,420 and Loan Subgroup 2B included approximately 483 Mortgage Loans having an aggregate Stated Principal Balance of approximately $46,366,090.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                  As of August 1, 2004
                                                  Loan Group 1      Loan Subgroup 2A   Loan Subgroup 2B
Total Number of Mortgage Loans                      845                690                 483
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days                                 4.50%              4.49%               3.31%
         60-90 days                                 0.95%              1.01%               1.86%
         91 days or more (excluding pending         2.37%              1.74%               2.28%
                                                    -----              -----               -----
foreclosures)
Total Delinquencies                                 7.82%              7.24%               7.45%
                                                    =====              =====               =====
Foreclosures Pending                                7.57%              11.74%              9.73%
                                                    -----              ------              -----
Total Delinquencies and foreclosures pending        15.39%             18.98%              17.18%
                                                    ======             ======              ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Thirty-six (36) Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Fifty-six (56) Mortgage Loans in Loan Subgroup 2A have been converted and are, as of the Reference Date, REO loans. Twenty-seven (27) Mortgage Loans in Loan Subgroup 2B have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to Loan Subgroup 2A and Loan Subgroup 2B as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                           Delinquency and Foreclosure Experience
                                       -------------------------------------------------------------------------------
                                             As of December 31, 2000                     As of December 31, 2001
                                       ------------------------------------        -----------------------------------
                                       Principal Balance         Percentage        Principal Balance        Percentage
                                       -----------------         ----------        -----------------        ----------
Total Portfolio                          $10,618,065,421.51         100.00%           $16,113,058,684.95       100.00%
Delinquency Percentage
30-59 Days                               $   864,838,690.77           8.14%           $ 1,437,602,151.97         8.92%
60-89 Days                                   297,082,364.46           2.80                440,975,276.56         2.74
90+ Days                                     131,030,594.44           1.23                186,062,549.32         1.15
                                         ------------------          -----            ------------------        -----
      Sub-Total                          $ 1,292,951,649.67          12.18%           $ 2,064,639,977.85        12.81%
                                         ------------------          -----            ------------------        -----
Foreclosure Rate                         $   329,284,407.33           3.10%           $   670,195,427.54         4.16%
Bankruptcy Rate                          $   147,276,258.29           1.39%           $   381,462,318.31         2.37%

                                                           Delinquency and Foreclosure Experience
                                       -------------------------------------------------------------------------------
                                             As of December 31, 2002                     As of December 31, 2003
                                       ------------------------------------        -----------------------------------
                                       Principal Balance         Percentage        Principal Balance        Percentage
                                       -----------------         ----------        -----------------        ----------
Total Portfolio                          $22,769,082,711.09         100.00%           $39,058,523,423.20       100.00%
Delinquency Percentage
30-59 Days                               $ 1,591,562,076.96           6.99%           $ 2,409,274,879.48         6.17%
60-89 Days                                   541,119,231.96           2.38                728,740,335.77         1.87
90+ Days                                     226,171,736.77           0.99                210,424,049.89         0.54
                                             --------------           ----                --------------         ----
      Sub-Total                          $ 2,358,853,045.69          10.36%           $ 3,348,439,265.14         8.57%
                                         ------------------          -----            ------------------         ----
Foreclosure Rate                         $   633,348,957.76           2.78%           $   692,149,703.63         1.77%
Bankruptcy Rate                          $   551,267,050.86           2.42%           $   609,395,518.03         1.56%




                                        Delinquency and Foreclosure Experience
                                         -----------------------------------
                                                As of December 31, 2004
                                         -----------------------------------
                                         Principal Balance        Percentage
                                         -----------------        ----------
Total Portfolio                          $54,864,000,522.64         100.00%
Delinquency Percentage
30-59 Days                                $3,002,543,693.60           5.47%
60-89 Days                                   855,471,629.90           1.56
90+ Days                                     236,162,097.09           0.43
                                          -----------------           ----
      Sub-Total                           $4,094,177,420.59           7.46%
                                          -----------------           ----
Foreclosure Rate                            $861,446,764.26           1.57%
Bankruptcy Rate                             $688,299,158.77           1.25%


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-2 CERTIFICATES

         The Class AV-2 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class AV-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

         As of August 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class AV-2 Certificates was approximately $34,548,798 evidencing a beneficial ownership interest of approximately 19.89% in the Trust Fund. As of the Certificate Date, the Group 1 Class A Certificates and the Subordinated Offered Group 1 Certificates had aggregate principal balances of approximately $63,826,909 and $8,852,033, respectively and evidenced in the aggregate beneficial ownership interests of approximately 36.75% and 5.10%, respectively in the Trust Fund. As of the Certificate Date, the Group 2 Class A Certificates and the Subordinated Offered Group 2 Certificates had aggregate principal balances of $78,467,185 and $22,523,325, respectively, and evidenced in the aggregate beneficial ownership interests of approximately 45.18% and 12.97%, respectively, in the Trust Fund. For additional information with respect to the Class AV-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 2.01% per annum and the level of One-Month LIBOR remains constant at 1.70% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-2 Certificates is September 9, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) a Servicing Fee Rate of 0.50% for each Loan Group; and (x) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

         Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate

Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class AV-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


                                               Percent of Class Certificate Balance Outstanding
(CPR)                                0%        15%         25%         30%         35%        40%         50%
                                    ---        ---         ---         ---         ---        ---         ---

Payment Date
------------

Initial Percentage                  100        100         100         100         100        100         100
August 25, 2005                     100        100          87          80          74         67          55
August 25, 2006                     100         83          63          55          46         39          25
August 25, 2007                     100         70          46          37          29         22          11
August 25, 2008                     100         58          34          24          17         12           4
August 25, 2009                     100         48          24          16          10          6           0
August 25, 2010                     100         40          17          10           5          2           0
August 25, 2011                     100         33          12           6           2          0           0
August 25, 2012                     100         27           8           3           0          0           0
August 25, 2013                     100         22           5           1           0          0           0
August 25, 2014                     100         18           3           0           0          0           0
August 25, 2015                     100         14           1           0           0          0           0
August 25, 2016                      99         11           0           0           0          0           0
August 25, 2017                      96          9           0           0           0          0           0
August 25, 2018                      92          6           0           0           0          0           0
August 25, 2019                      88          5           0           0           0          0           0
August 25, 2020                      84          3           0           0           0          0           0
August 25, 2021                      79          2           0           0           0          0           0
August 25, 2022                      74          1           0           0           0          0           0
August 25, 2023                      68          0           0           0           0          0           0
August 25, 2024                      61          0           0           0           0          0           0
August 25, 2025                      54          0           0           0           0          0           0
August 25, 2026                      45          0           0           0           0          0           0
August 25, 2027                      36          0           0           0           0          0           0
August 25, 2028                      26          0           0           0           0          0           0
August 25, 2029                      15          0           0           0           0          0           0
August 25, 2030                       3          0           0           0           0          0           0
August 25, 2031                       0          0           0           0           0          0           0
Weighted Average Life in          20.71       5.98        3.50        2.83        2.35       1.97        1.68
years (1)
Weighted Average Life in          16.60       2.22        1.21        0.98        0.82       0.66        0.58
years (1)(2)

--------------------------
(1) Determined as specified in the Prospectus Supplement.
(2) To the related Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-2 Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class AV-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class AV-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

         Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class AV-2 Certificates.

                                    RATINGS

         The Class AV-2 Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Services, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                 CWABS 2001-1
                                (Loan Group 1)

Summary of Loans in Mortgage Pool (Loan Group 1)
(As of Calculation Date)

                                                                  Range
                                                                  -----

Total Number of Mortgage Loans                               845
Total Outstanding Principal Balance                  $72,678,942
Average Principal Balance                                $86,011            $6,427 to        $909,651
Weighted Average Mortgage Rate                            9.867%            6.000% to         19.875%
Net Weighted Average Mortgage Rate                        8.628%            4.671% to         19.366%
Weighted Average Original Term (months)                      328               120 to             360
Weighted Average Remaining Term (months)                     282                51 to             319
Weighted Average Loan-to-Value Ratio                      75.17%             8.72% to         100.00%
Weighted Average FICO Credit Score                           598

                                                       CWABS 2001-1
                                                      (Loan Group 1)

Mortgage Loan Programs

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
FIXED 10-Year                                                    3                    $97,121                     0.13 %
FIXED 15-Year - Credit Comeback                                 61                 $2,708,862                     3.73
FIXED 15-Year                                                   81                 $3,953,509                     5.44
FIXED 20-Year                                                   10                   $608,207                     0.84
FIXED 25-Year                                                    3                   $269,615                     0.37
FIXED 30-Year - Credit Comeback                                197                $19,372,599                    26.66
FIXED 30-Year                                                  374                $39,861,346                    54.85
FIXED 10-Year - Second Lien                                      6                    $92,196                     0.13
FIXED 15-Year - Second Lien                                     48                 $1,017,793                      1.4
FIXED 20-Year - Second Lien                                      2                    $52,342                     0.07
FIXED 30/15 Balloon                                             59                 $4,623,539                     6.36
FIXED 30/15 Balloon - Second Lien                                1                    $21,813                     0.03
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

Range of Mortgage Loan                            Number of Mortgage     Aggregate                 % of Aggregate
Principal Balances ($)                            Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                    115                 $2,039,193                     2.81 %
$25000.01 - $50000                                             223                 $8,493,871                    11.69
$50000.01 - $75000                                             167                $10,211,089                    14.05
$75000.01 - $100000                                            114                 $9,799,448                    13.48
$100000.01 - $ 150000                                          111                $13,726,182                    18.89
$150000.01 - $ 200000                                           58                 $9,912,844                    13.64
$200000.01 - $ 250000                                           22                 $4,977,711                     6.85
$250000.01 - $ 300000                                           11                 $2,939,789                     4.04
$300000.01 - $ 350000                                            7                 $2,294,117                     3.16
$350000.01 - $ 400000                                            6                 $2,308,284                     3.18
$400000.01 - $ 450000                                            5                 $2,108,879                      2.9
$450000.01 - $ 500000                                            3                 $1,401,585                     1.93
$650000.01 - $ 700000                                            1                   $677,938                     0.93
$850000.01 - $ 900000                                            1                   $878,362                     1.21
$900000.01 - $ 950000                                            1                   $909,651                     1.25
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                      (Loan Group 1)

Mortgage Rates

Range of Mortgage                                 Number of Mortgage     Aggregate                 % of Aggregate
Rates (%)                                         Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                    1                   $160,415                     0.22 %
6.501 - 7.000                                                    1                   $221,544                      0.3
7.001 - 7.500                                                    4                   $733,719                     1.01
7.501 - 8.000                                                   44                 $9,153,887                    12.59
8.001 - 8.500                                                   57                 $7,565,078                    10.41
8.501 - 9.000                                                   82                $11,349,680                    15.62
9.001 - 9.500                                                   66                 $7,667,588                    10.55
9.501 - 10.000                                                 110                 $9,376,197                     12.9
10.001 - 10.500                                                 82                 $5,763,112                     7.93
10.501 - 11.000                                                 83                 $5,871,044                     8.08
11.001 - 11.500                                                 51                 $3,227,897                     4.44
11.501 - 12.000                                                 48                 $2,667,141                     3.67
12.001 - 12.500                                                 50                 $3,258,302                     4.48
12.501 - 13.000                                                 31                 $1,289,694                     1.77
13.001 - 13.500                                                 20                   $821,062                     1.13
13.501 - 14.000                                                 39                 $1,333,820                     1.84
14.001 - 14.500                                                 14                   $443,223                     0.61
14.501 - 15.000                                                 21                   $600,356                     0.83
15.001 - 15.500                                                 18                   $491,914                     0.68
15.501 - 16.000                                                 11                   $350,006                     0.48
16.001 - 16.500                                                  4                   $117,377                     0.16
16.501 - 17.000                                                  4                   $131,686                     0.18
17.001 - 17.500                                                  3                    $70,047                      0.1
19.501 - 20.000                                                  1                    $14,156                     0.02
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------

Months Remaining to Maturity

Months Remaining                                  Number of Mortgage     Aggregate                 % of Aggregate
to Maturity                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
1 - 120                                                         17                   $477,153                     0.66 %
121 - 180                                                      244                $12,161,301                    16.73
181 - 300                                                       59                 $3,908,629                     5.38
301 - 360                                                      525                $56,131,860                    77.23
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------


Loan-to-Value Ratios

Range of                                          Number of Mortgage     Aggregate                 % of Aggregate
Loan-to-Value Ratios (%) (1)                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                   75                 $3,558,654                      4.9 %
50.01-55.00                                                     22                 $1,534,373                     2.11
55.01-60.00                                                     34                 $2,336,776                     3.22
60.01-65.00                                                     64                 $6,559,591                     9.03
65.01-70.00                                                     90                 $8,149,703                    11.21
70.01-75.00                                                    127                 $9,282,766                    12.77
75.01-80.00                                                    218                $22,163,369                    30.49
80.01-85.00                                                     93                 $9,471,983                    13.03
85.01-90.00                                                     85                 $8,069,054                     11.1
90.01-95.00                                                     11                 $1,028,724                     1.42
95.01-100.00                                                    26                   $523,948                     0.72
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------
(1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined Loan-to-Value
Ratio with respect to any second lien mortgage loan.


                                                       CWABS 2001-1
                                                      (Loan Group 1)

State Distribution of Mortgaged Properties

                                                  Number of Mortgage     Aggregate                 % of Aggregate
State                                             Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Arizona                                                         16                 $1,518,019                     2.09 %
Arkansas                                                         4                   $231,367                     0.32
California                                                      89                $13,843,202                    19.05
Colorado                                                         7                 $1,081,379                     1.49
Connecticut                                                      7                   $598,001                     0.82
Delaware                                                         2                   $107,905                     0.15
Washington, DC                                                   2                   $235,605                     0.32
Florida                                                         65                 $3,743,242                     5.15
Georgia                                                         41                 $3,220,246                     4.43
Hawaii                                                           7                 $1,530,808                     2.11
Idaho                                                           10                 $1,193,299                     1.64
Illinois                                                        22                 $1,402,726                     1.93
Indiana                                                         26                 $1,269,151                     1.75
Iowa                                                             2                   $135,314                     0.19
Kansas                                                           6                   $273,211                     0.38
Kentucky                                                        25                 $1,677,757                     2.31
Louisiana                                                       29                 $1,399,013                     1.92
Maine                                                            2                    $88,150                     0.12
Maryland                                                         5                   $256,190                     0.35
Massachusetts                                                    5                   $516,534                     0.71
Michigan                                                        48                 $4,316,223                     5.94
Minnesota                                                        3                   $300,595                     0.41
Mississippi                                                     10                   $391,731                     0.54
Missouri                                                        20                 $1,257,846                     1.73
Nebraska                                                         3                   $154,032                     0.21
Nevada                                                          10                   $937,067                     1.29
New Hampshire                                                    1                   $113,343                     0.16
New Jersey                                                       6                   $647,376                     0.89
New Mexico                                                       4                   $264,663                     0.36
New York                                                        20                 $2,423,495                     3.33
North Carolina                                                  20                 $1,029,477                     1.42
North Dakota                                                     1                    $47,123                     0.06
Ohio                                                            56                 $3,914,942                     5.39
Oklahoma                                                        21                   $760,738                     1.05
Oregon                                                           5                   $562,607                     0.77
Pennsylvania                                                    36                 $2,538,398                     3.49
South Carolina                                                  13                   $537,994                     0.74
South Dakota                                                     1                    $24,351                     0.03
Tennessee                                                       47                 $4,212,585                      5.8
Texas                                                           83                 $6,305,342                     8.68
Utah                                                            22                 $3,023,409                     4.16
Vermont                                                          1                    $76,271                      0.1
Virginia                                                        11                 $1,585,664                     2.18
Washington                                                      20                 $2,307,336                     3.17
West Virginia                                                    2                   $186,259                     0.26
Wisconsin                                                        9                   $438,955                      0.6
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                      (Loan Group 1)

Range of FICO Credit Scores

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Range of FICO Credit Scores                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
801 - 820                                                        1                   $152,027                     0.21 %
761 - 780                                                        1                    $38,700                     0.05
741 - 760                                                        2                   $205,376                     0.28
721 - 740                                                        5                   $668,126                     0.92
701 - 720                                                        8                   $992,613                     1.37
681 - 700                                                       15                 $1,004,960                     1.38
661 - 680                                                       47                 $3,829,610                     5.27
641 - 660                                                       85                 $7,885,406                    10.85
621 - 640                                                      101                 $8,176,826                    11.25
601 - 620                                                      140                $13,616,402                    18.74
581 - 600                                                      120                $11,493,508                    15.81
561 - 580                                                      100                 $8,951,836                    12.32
541 - 560                                                       73                 $5,354,231                     7.37
521 - 540                                                       68                 $4,565,408                     6.28
501 - 520                                                       43                 $3,553,235                     4.89
500 or Less                                                     31                 $2,026,518                     2.79
Not Available                                                    5                   $164,162                     0.23
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------

Types of Mortgaged Properties


                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                        704                $60,732,907                    83.56 %
Planned Unit Development                                        45                 $5,543,581                     7.63
2 - 4 Family Residence                                          33                 $2,808,887                     3.87
Manufactured Housing (1)                                        40                 $2,335,129                     3.21
Low Rise Condominium                                            21                 $1,216,016                     1.67
High Rise Condominium                                            2                    $42,422                     0.06
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------
(1) Treated as real property.



Purpose of Mortgage Loan

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Refinance (Cash Out)                                           576                $50,670,741                    69.72 %
Purchase                                                       162                $11,403,207                    15.69
Refinance (Rate/Term)                                          107                $10,604,994                    14.59
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                      (Loan Group 1)

Occupancy Types

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Occupancy Type                                    Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                 788                $69,856,115                    96.12 %
Non-owner Occupied                                              46                 $2,240,565                     3.08
Second Home                                                     11                   $582,261                      0.8
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------



Document Types

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Document Type                                     Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Full Documentation                                             636                $52,277,552                    71.93 %
Stated                                                         176                $16,245,691                    22.35
Simple                                                          33                 $4,155,699                     5.72
------------------------------------------------------------------------------------------------------------------------
Total                                                          845                $72,678,942                      100 %
------------------------------------------------------------------------------------------------------------------------

                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)

Summary of Loans in Mortgage Pool (Loan Subgroup 2A)
(As of Calculation Date)

                                                                          Range
                                                                          -----

Total Number of Mortgage Loans                                       690
Total Outstanding Principal Balance                           $54,624,420
Average Principal Balance                                         $79,166           $1,880 to         $264,152
Weighted Average Mortgage Rate                                    10.491%           6.000% to          16.000%
Net Weighted Average Mortgage Rate                                 9.187%           4.671% to          14.671%
Adjustable Rate Mortgage Loan Characteristics
         Weighted Average Gross Margin                             6.520%           3.000% to           9.800%
         Weighted Average Maximum Mortgage Rate                   17.533%          13.250% to          23.000%
         Weighted Average Minimum Mortgage Rate                   10.652%           6.250% to          16.000%
         Weighted Average Initial Periodic Rate Cap                1.582%           1.250% to           3.000%
         Weighted Average Subsequent Periodic Rate Cap             1.399%           1.000% to           1.500%
Weighted Average Original Term (months)                               360              180 to              360
Weighted Average Remaining Term (months)                              317              135 to              320
Weighted Average Loan-to-Value Ratio                               78.05%            9.49% to           95.00%
Weighted Average FICO Credit Score                                    583

                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)

Mortgage Loan Programs

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
6 Months LIBOR                                                 505                $41,603,701                    76.16 %
3-Year/27-Year LIBOR                                           185                $13,020,719                    23.84
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Range of Mortgage Loan Principal Balances ($)     Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                     40                   $749,553                     1.37 %
$25000.01 - $50000                                             161                 $6,130,450                    11.22
$50000.01 - $75000                                             207                $12,790,868                    23.42
$75000.01 - $100000                                            113                 $9,871,419                    18.07
$100000.01 - $ 150000                                          103                $12,269,759                    22.46
$150000.01 - $ 200000                                           37                 $6,270,435                    11.48
$200000.01 - $ 250000                                           25                 $5,494,603                    10.06
$250000.01 - $ 300000                                            4                 $1,047,334                     1.92
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)

Mortgage Rates

Range of Mortgage                                 Number of Mortgage     Aggregate                 % of Aggregate
Rates (%)                                         Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                    3                   $304,601                     0.56 %
6.001 - 6.500                                                    2                   $257,946                     0.47
6.501 - 7.000                                                    4                   $515,042                     0.94
7.001 - 7.500                                                    9                   $997,834                     1.83
7.501 - 8.000                                                   14                 $1,284,020                     2.35
8.001 - 8.500                                                   25                 $2,336,205                     4.28
8.501 - 9.000                                                   30                 $3,193,256                     5.85
9.001 - 9.500                                                   52                 $5,246,658                      9.6
9.501 - 10.000                                                  80                 $7,222,125                    13.22
10.001 - 10.500                                                 82                 $6,200,100                    11.35
10.501 - 11.000                                                104                 $9,108,921                    16.68
11.001 - 11.500                                                 89                 $6,372,684                    11.67
11.501 - 12.000                                                 66                 $4,235,291                     7.75
12.001 - 12.500                                                 38                 $2,242,471                     4.11
12.501 - 13.000                                                 23                 $1,250,544                     2.29
13.001 - 13.500                                                 32                 $1,803,158                      3.3
13.501 - 14.000                                                 22                 $1,219,585                     2.23
14.001 - 14.500                                                  5                   $245,971                     0.45
14.501 - 15.000                                                  7                   $482,148                     0.88
15.001 - 15.500                                                  1                    $27,846                     0.05
15.501 - 16.000                                                  2                    $78,014                     0.14
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


Months Remaining to Maturity


Months Remaining                                  Number of Mortgage     Aggregate                 % of Aggregate
to Maturity                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
121 - 180                                                        2                    $55,076                     0.1 %
301 - 360                                                      688                $54,569,344                    99.9
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------



Loan-to-Value Ratios

Range of                                          Number of Mortgage     Aggregate                 % of Aggregate
Loan-to-Value Ratios (%) (1)                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                   31                 $1,633,383                     2.99 %
50.01-55.00                                                     10                   $548,197                        1
55.01-60.00                                                     23                 $1,293,950                     2.37
60.01-65.00                                                     48                 $3,465,231                     6.34
65.01-70.00                                                     70                 $4,506,010                     8.25
70.01-75.00                                                    118                 $8,423,486                    15.42
75.01-80.00                                                    174                $14,970,209                    27.41
80.01-85.00                                                    104                 $9,131,259                    16.72
85.01-90.00                                                    103                 $9,637,018                    17.64
90.01-95.00                                                      9                 $1,015,677                     1.86
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------
(1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined Loan-to-Value
Ratio with respect to any second lien mortgage loan.


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)


State Distribution of Mortgaged Properties

                                                  Number of Mortgage     Aggregate                 % of Aggregate
State                                             Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Alabama                                                          1                   $167,639                     0.31 %
Arizona                                                          8                   $831,872                     1.52
Arkansas                                                         1                   $177,678                     0.33
California                                                      28                 $3,590,496                     6.57
Colorado                                                        11                   $965,477                     1.77
Connecticut                                                      7                   $507,752                     0.93
Delaware                                                         2                   $122,445                     0.22
Washington, DC                                                   3                   $318,070                     0.58
Florida                                                         37                 $3,386,355                      6.2
Georgia                                                         24                 $2,310,330                     4.23
Idaho                                                            4                   $269,316                     0.49
Illinois                                                        35                 $2,646,474                     4.84
Indiana                                                         30                 $1,984,897                     3.63
Iowa                                                             1                   $115,825                     0.21
Kansas                                                          13                   $705,813                     1.29
Kentucky                                                        15                 $1,232,545                     2.26
Louisiana                                                       13                 $1,054,317                     1.93
Maryland                                                        12                 $1,321,373                     2.42
Massachusetts                                                    5                   $736,763                     1.35
Michigan                                                        73                 $5,270,330                     9.65
Minnesota                                                        4                   $190,173                     0.35
Mississippi                                                      4                   $236,292                     0.43
Missouri                                                        16                   $837,258                     1.53
Nebraska                                                         3                   $119,836                     0.22
Nevada                                                           6                   $496,046                     0.91
New Hampshire                                                    1                    $57,872                     0.11
New Jersey                                                      10                   $781,073                     1.43
New Mexico                                                       3                   $206,476                     0.38
New York                                                        12                   $974,358                     1.78
North Carolina                                                  35                 $2,321,014                     4.25
Ohio                                                            68                 $4,459,403                     8.16
Oklahoma                                                        18                 $1,020,401                     1.87
Oregon                                                           6                   $654,537                      1.2
Pennsylvania                                                    54                 $3,381,899                     6.19
South Carolina                                                  11                   $863,298                     1.58
Tennessee                                                       34                 $2,549,818                     4.67
Texas                                                           39                 $3,122,313                     5.72
Utah                                                             9                 $1,114,508                     2.04
Virginia                                                         8                   $982,468                      1.8
Washington                                                      17                 $1,991,005                     3.64
West Virginia                                                    2                    $91,165                     0.17
Wisconsin                                                        6                   $360,164                     0.66
Wyoming                                                          1                    $97,279                     0.18
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)

Range of FICO Credit Scores

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Range of FICO Credit Scores                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
761 - 780                                                        1                   $232,722                     0.43 %
741 - 760                                                        1                    $33,594                     0.06
721 - 740                                                        1                    $29,196                     0.05
701 - 720                                                        9                   $432,921                     0.79
681 - 700                                                       11                 $1,090,359                        2
661 - 680                                                        7                   $649,526                     1.19
641 - 660                                                       40                 $3,114,997                      5.7
621 - 640                                                       72                 $6,475,797                    11.86
601 - 620                                                       89                 $7,486,305                    13.71
581 - 600                                                      114                 $9,786,509                    17.92
561 - 580                                                      100                 $7,728,708                    14.15
541 - 560                                                       85                 $6,134,641                    11.23
521 - 540                                                       61                 $4,939,336                     9.04
501 - 520                                                       58                 $4,011,204                     7.34
500 or Less                                                     32                 $2,141,471                     3.92
Not Available                                                    9                   $337,135                     0.62
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                        585                $46,350,632                    84.85 %
Planned Unit Development                                        29                 $3,047,216                     5.58
Low Rise Condominium                                            20                 $1,418,746                      2.6
Manufactured Housing (1)                                        31                 $1,978,519                     3.62
2 - 4 Family Residence                                          23                 $1,646,870                     3.02
High Rise Condominium                                            2                   $182,437                     0.33
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------
(1) Treated as real property.



Purpose of Mortgage Loan

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Refinance (Cash Out)                                           362                $27,442,794                    50.24 %
Purchase                                                       246                $19,977,357                    36.57
Refinance (Rate/Term)                                           82                 $7,204,269                    13.19
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)

Occupancy Types

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Occupancy Type                                    Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                 636                $51,881,949                    94.98 %
Non-owner Occupied                                              50                 $2,584,079                     4.73
Second Home                                                      4                   $158,392                     0.29
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


Document Type

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Document Type                                     Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Full Documentation                                             555                $44,676,053                    81.79 %
Stated                                                         118                 $8,319,277                    15.23
Simple                                                          17                 $1,629,090                     2.98
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


Gross Margin
(Excludes Fixed Rate Mortgages)

Range of                                          Number of Mortgage     Aggregate                 % of Aggregate
Gross Margins                                     Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                                    1                    $59,114                     0.11 %
4.001 - 5.000                                                   20                 $1,795,443                     3.29
5.001 - 6.000                                                  155                $13,666,717                    25.02
6.001 - 7.000                                                  358                $26,213,605                    47.99
7.001 - 8.000                                                  139                $11,678,813                    21.38
8.001 - 9.000                                                   13                   $958,130                     1.75
9.001 - 10.000                                                   4                   $252,597                     0.46
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)

Subsequent Adjustment Date
(Excludes Fixed Rate Mortgages)

Subsequent                                        Number of Mortgage     Aggregate                 % of Aggregate
Adjustment Date                                   Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
August-2004                                                      1                    $79,221                     0.15 %
September-2004                                                 163                $11,637,569                     21.3
October-2004                                                    79                 $5,425,452                     9.93
November-2004                                                   61                 $4,893,312                     8.96
December-2004                                                   58                 $4,855,287                     8.89
January-2005                                                   176                $14,754,790                    27.01
February-2005                                                  152                $12,978,789                    23.76
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(Excludes Fixed Rate Mortgages)

Range of Maximum                                  Number of Mortgage     Aggregate                 % of Aggregate
Mortgage Rates (%)                                Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
13.001 - 13.500                                                  3                   $488,642                     0.89 %
13.501 - 14.000                                                  1                   $124,977                     0.23
14.001 - 14.500                                                  4                   $544,276                        1
14.501 - 15.000                                                  7                   $938,323                     1.72
15.001 - 15.500                                                 19                 $1,794,372                     3.28
15.501 - 16.000                                                 31                 $3,066,047                     5.61
16.001 - 16.500                                                 68                 $6,517,645                    11.93
16.501 - 17.000                                                 87                 $7,968,634                    14.59
17.000 - 17.500                                                101                 $8,037,774                    14.71
17.501 - 18.000                                                 94                 $7,743,951                    14.18
18.001 - 18.500                                                 81                 $5,881,032                    10.77
18.501 - 19.000                                                 65                 $4,174,169                     7.64
19.001 - 19.500                                                 38                 $2,242,292                      4.1
19.501 - 20.000                                                 23                 $1,250,544                     2.29
20.001+                                                         68                 $3,851,743                     7.05
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2A)

Initial Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

Initial Periodic                                  Number of Mortgage     Aggregate                 % of Aggregate
Rate Cap (%)                                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
1                                                               96                 $8,438,353                    15.45 %
1.25                                                             2                   $193,288                     0.35
1.5                                                            478                $38,386,884                    70.27
2                                                               30                 $2,442,050                     4.47
3                                                               84                 $5,163,845                     9.45
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------

Subsequent Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Subsequent Periodic Rate Cap                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
1                                                              149                $11,059,606                    20.25 %
1.5                                                            541                $43,564,814                    79.75
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------


Minimum Mortgage Rates
(Excludes Fixed Rate Mortgages)

Range of Minimum                                  Number of Mortgage     Aggregate                 % of Aggregate
Mortgage Rates (%)                                Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
6.001 - 7.000                                                    4                   $613,619                     1.12 %
7.001 - 8.000                                                    8                 $1,042,359                     1.91
8.001 - 9.000                                                   38                 $4,213,373                     7.71
9.001 - 10.000                                                 136                $12,983,416                    23.77
10.001 - 11.000                                                206                $16,886,993                    30.91
11.001 - 12.000                                                163                $11,321,038                    20.73
12.001 - 13.000                                                 63                 $3,564,818                     6.53
13.001 - 14.000                                                 56                 $3,135,957                     5.74
14.001 - 15.000                                                 13                   $756,987                     1.39
15.001 - 16.000                                                  3                   $105,860                     0.19
------------------------------------------------------------------------------------------------------------------------
Total                                                          690                $54,624,420                      100 %
------------------------------------------------------------------------------------------------------------------------

                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)

Summary of Loans in Mortgage Pool (Loan Subgroup 2B)
(As of Calculation Date)

                                                                             Range

Total Number of Mortgage Loans                                          483
Total Outstanding Principal Balance                             $46,366,090
Average Principal Balance                                           $95,996           $10,401 to         $849,881
Weighted Average Mortgage Rate                                      10.137%            4.375% to          18.625%
Net Weighted Average Mortgage Rate                                   8.889%            3.046% to          18.116%
Adjustable Rate Mortgage Loan Characteristics
         Weighted Average Gross Margin                               6.433%            2.750% to           9.250%
         Weighted Average Maximum Mortgage Rate                     17.167%           12.125% to          25.625%
         Weighted Average Minimum Mortgage Rate                     10.264%            5.125% to          18.625%
         Weighted Average Initial Periodic Rate Cap                  1.576%            1.000% to           3.000%
         Weighted Average Subsequent Periodic Rate Cap               1.421%            1.000% to           1.500%
Weighted Average Original Term (months)                                 360               180 to              360
Weighted Average Remaining Term (months)                                317               138 to              320
Weighted Average Loan-to-Value Ratio                                 77.24%             8.00% to           95.00%
Weighted Average FICO Credit Score                                      586

                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)

Mortgage Loan Programs


                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
6 Months LIBOR                                                 371                $36,496,446                    78.71 %
3-Year/27-Year LIBOR                                           112                 $9,869,644                    21.29
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

Range of Mortgage Loan                            Number of Mortgage     Aggregate                 % of Aggregate
Principal Balances ($)                            Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                     31                   $659,369                     1.42 %
$25000.01 - $50000                                             116                 $4,418,111                     9.53
$50000.01 - $75000                                             141                 $8,679,338                    18.72
$75000.01 - $100000                                             65                 $5,640,074                    12.16
$100000.01 - $ 150000                                           60                 $7,074,950                    15.26
$150000.01 - $ 200000                                           21                 $3,554,914                     7.67
$200000.01 - $ 250000                                           12                 $2,662,708                     5.74
$250000.01 - $ 300000                                            9                 $2,578,950                     5.56
$300000.01 - $ 350000                                           14                 $4,465,705                     9.63
$350000.01 - $ 400000                                            4                 $1,484,284                      3.2
$400000.01 - $ 450000                                            2                   $841,436                     1.81
$450000.01 - $ 500000                                            5                 $2,415,517                     5.21
$500000.01 - $ 550000                                            2                 $1,040,851                     2.24
$800000.01 - $ 850000                                            1                   $849,881                     1.83
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------

                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)

Mortgage Rates

Range of Mortgage                                 Number of Mortgage     Aggregate                 % of Aggregate
Rates (%)                                         Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
4.001 - 4.500                                                    1                   $216,366                     0.47 %
5.501 - 6.000                                                    2                   $120,243                     0.26
6.001 - 6.500                                                    1                   $146,884                     0.32
6.501 - 7.000                                                    3                   $896,626                     1.93
7.001 - 7.500                                                    4                 $1,029,816                     2.22
7.501 - 8.000                                                    7                 $1,282,988                     2.77
8.001 - 8.500                                                    7                 $1,109,954                     2.39
8.501 - 9.000                                                   33                 $6,109,046                    13.18
9.001 - 9.500                                                   38                 $4,546,896                     9.81
9.501 - 10.000                                                  73                 $8,315,757                    17.93
10.001 - 10.500                                                 53                 $4,798,796                    10.35
10.501 - 11.000                                                 83                 $6,757,408                    14.57
11.001 - 11.500                                                 54                 $3,516,568                     7.58
11.501 - 12.000                                                 43                 $3,592,593                     7.75
12.001 - 12.500                                                 20                 $1,029,985                     2.22
12.501 - 13.000                                                 26                 $1,268,154                     2.74
13.001 - 13.500                                                 10                   $603,641                      1.3
13.501 - 14.000                                                 10                   $437,051                     0.94
14.001 - 14.500                                                  7                   $289,635                     0.62
14.501 - 15.000                                                  1                    $48,041                      0.1
15.001 - 15.500                                                  1                    $56,571                     0.12
15.501 - 16.000                                                  2                    $62,465                     0.13
16.001 - 16.500                                                  1                    $37,120                     0.08
17.001 - 17.500                                                  1                    $29,257                     0.06
17.501 - 18.000                                                  1                    $25,874                     0.06
18.501 - 19.000                                                  1                    $38,353                     0.08
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------



Months Remaining to Maturity

Months Remaining                                  Number of Mortgage     Aggregate                 % of Aggregate
to Maturity                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
121 - 180                                                        1                    $19,132                     0.04 %
301 - 360                                                      482                $46,346,958                    99.96
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------



Loan-to-Value Ratios

Range of                                          Number of Mortgage     Aggregate                 % of Aggregate
Loan-to-Value Ratios (%) (1)                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                   24                 $1,268,105                     2.73 %
50.01-55.00                                                     11                 $1,091,418                     2.35
55.01-60.00                                                     23                 $1,436,999                      3.1
60.01-65.00                                                     30                 $2,331,800                     5.03
65.01-70.00                                                     57                 $5,234,334                    11.29
70.01-75.00                                                     74                 $6,507,015                    14.03
75.01-80.00                                                    115                $11,935,090                    25.74
80.01-85.00                                                     73                 $7,866,431                    16.97
85.01-90.00                                                     69                 $8,116,083                     17.5
90.01-95.00                                                      7                   $578,818                     1.25
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------
(1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined Loan-to-Value
Ratio with respect to any second lien mortgage loan.


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)

State Distribution of Mortgaged Properties

                                                  Number of Mortgage     Aggregate                 % of Aggregate
State                                             Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Arizona                                                         13                 $1,057,617                     2.28 %
Arkansas                                                         6                   $375,329                     0.81
California                                                      30                 $7,056,666                    15.22
Colorado                                                         5                   $850,186                     1.83
Connecticut                                                      6                 $1,104,981                     2.38
Delaware                                                         1                    $63,468                     0.14
Washington, DC                                                   5                   $426,992                     0.92
Florida                                                         24                 $2,461,481                     5.31
Georgia                                                         13                 $1,433,306                     3.09
Idaho                                                            3                   $290,609                     0.63
Illinois                                                        11                   $712,721                     1.54
Indiana                                                         26                 $2,303,079                     4.97
Iowa                                                             1                    $24,904                     0.05
Kansas                                                           9                   $637,223                     1.37
Kentucky                                                         9                   $655,757                     1.41
Louisiana                                                        8                   $486,393                     1.05
Maryland                                                        14                 $1,657,145                     3.57
Massachusetts                                                    4                   $628,581                     1.36
Michigan                                                        38                 $2,444,670                     5.27
Minnesota                                                        2                   $161,130                     0.35
Mississippi                                                      5                   $282,231                     0.61
Missouri                                                        18                 $1,261,111                     2.72
Montana                                                          2                   $639,074                     1.38
Nevada                                                           4                   $282,568                     0.61
New Jersey                                                       2                   $119,147                     0.26
New Mexico                                                       2                   $301,831                     0.65
New York                                                        11                   $878,886                      1.9
North Carolina                                                  27                 $1,979,149                     4.27
Ohio                                                            40                 $3,696,377                     7.97
Oklahoma                                                        13                   $742,028                      1.6
Oregon                                                           2                   $265,804                     0.57
Pennsylvania                                                    36                 $2,403,110                     5.18
South Carolina                                                  11                   $758,574                     1.64
South Dakota                                                     1                    $49,336                     0.11
Tennessee                                                       18                 $2,072,249                     4.47
Texas                                                           33                 $2,609,140                     5.63
Utah                                                             4                   $612,540                     1.32
Vermont                                                          1                    $87,387                     0.19
Virginia                                                         9                   $827,377                     1.78
Washington                                                       8                 $1,107,436                     2.39
West Virginia                                                    1                    $43,285                     0.09
Wisconsin                                                        7                   $515,213                     1.11
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)

Range of FICO Credit Scores

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Range of FICO Credit Scores                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
761 - 780                                                        1                    $44,222                      0.1 %
741 - 760                                                        1                    $56,836                     0.12
721 - 740                                                        2                   $182,692                     0.39
701 - 720                                                        3                   $200,810                     0.43
681 - 700                                                        8                   $660,051                     1.42
661 - 680                                                       19                 $2,353,504                     5.08
641 - 660                                                       25                 $1,904,760                     4.11
621 - 640                                                       57                 $5,370,171                    11.58
601 - 620                                                       60                 $6,558,911                    14.15
581 - 600                                                       66                 $8,360,122                    18.03
561 - 580                                                       60                 $6,317,849                    13.63
541 - 560                                                       63                 $5,384,563                    11.61
521 - 540                                                       48                 $4,249,819                     9.17
501 - 520                                                       25                 $2,326,495                     5.02
500 or Less                                                     36                 $1,938,506                     4.18
Not Available                                                    9                   $456,779                     0.99
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                        414                $39,635,217                    85.48 %
Planned Unit Development                                        22                 $3,070,259                     6.62
Manufactured Housing (1)                                        27                 $1,735,620                     3.74
Low Rise Condominium                                            10                   $795,214                     1.72
2 - 4 Family Residence                                          10                 $1,129,780                     2.43
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------
(1) Treated as real property.


Purpose of Mortgage Loan

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Description                                       Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Refinance (Cash Out)                                           285                $25,863,694                    55.78 %
Purchase                                                       145                $14,810,304                    31.94
Refinance (Rate/Term)                                           53                 $5,692,092                    12.28
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)

Occupancy Types

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Occupancy Type                                    Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                 460                $44,603,434                     96.2 %
Non-owner Occupied                                              18                 $1,295,143                     2.79
Second Home                                                      5                   $467,513                     1.01
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


Document Types

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Document Type                                     Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
Full Documentation                                             364                $35,549,861                    76.67 %
Stated                                                         100                 $8,831,286                    19.05
Simple                                                          19                 $1,984,943                     4.28
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


Gross Margin
(Excludes Fixed Rate Mortgages)

                                                  Number of Mortgage     Aggregate                 % of Aggregate
Gross Margin                                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                                    1                   $216,366                     0.47 %
4.001 - 5.000                                                   21                 $2,012,949                     4.34
5.001 - 6.000                                                  114                $13,408,313                    28.92
6.001 - 7.000                                                  233                $20,212,383                    43.59
7.001 - 8.000                                                  101                 $9,116,589                    19.66
8.001 - 9.000                                                   10                 $1,282,939                     2.77
9.001 - 10.000                                                   3                   $116,550                     0.25
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)


Subsequent Adjustment Date
(Excludes Fixed Rate Mortgages)

Subsequent                                        Number of Mortgage     Aggregate                 % of Aggregate
Adjustment Date                                   Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
September-2004                                                 108                $10,054,530                    21.69 %
October-2004                                                    38                 $3,094,216                     6.67
November-2004                                                   32                 $3,804,175                      8.2
December-2004                                                   33                 $2,940,503                     6.34
January-2005                                                   136                $14,986,777                    32.32
February-2005                                                  136                $11,485,889                    24.77
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(Excludes Fixed Rate Mortgages)

Range of Maximum                                  Number of Mortgage     Aggregate                 % of Aggregate
Mortgage Rates (%)                                Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
12.001 - 12.500                                                  1                   $146,884                     0.32 %
13.501 - 14.000                                                  2                   $846,172                     1.82
14.001 - 14.500                                                  3                   $542,533                     1.17
14.501 - 15.000                                                  8                 $1,491,050                     3.22
15.001 - 15.500                                                  8                 $1,179,981                     2.54
15.501 - 16.000                                                 34                 $6,136,154                    13.23
16.001 - 16.500                                                 41                 $4,609,195                     9.94
16.501 - 17.000                                                 76                 $8,931,760                    19.26
17.000 - 17.500                                                 53                 $4,883,430                    10.53
17.501 - 18.000                                                 85                 $7,137,867                    15.39
18.001 - 18.500                                                 48                 $3,175,965                     6.85
18.501 - 19.000                                                 43                 $3,350,879                     7.23
19.001 - 19.500                                                 22                 $1,201,292                     2.59
19.501 - 20.000                                                 24                 $1,104,920                     2.38
20.001+                                                         35                 $1,628,009                     3.51
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                       CWABS 2001-1
                                                    (Loan Subgroup 2B)

Initial Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

Initial Periodic                                  Number of Mortgage     Aggregate                 % of Aggregate
Rate Cap (%)                                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
1                                                               59                 $6,859,181                    14.79 %
1.5                                                            359                $33,908,847                    73.13
2                                                               15                 $1,430,983                     3.09
3                                                               50                 $4,167,080                     8.99
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(Excludes Fixed Rate Mortgages)
Subsequent Periodic                               Number of Mortgage     Aggregate                 % of Aggregate
Rate Cap (%)                                      Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
1                                                               86                 $7,363,587                    15.88 %
1.5                                                            397                $39,002,503                    84.12
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------

Minimum Mortgage Rates
(Excludes Fixed Rate Mortgages)

Range of Minimum                                  Number of Mortgage     Aggregate                 % of Aggregate
Mortgage Rates (%)                                Loans                  Principal Balance         Principal Balance
------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                                    1                   $146,884                     0.32 %
6.001 - 7.000                                                    2                   $846,172                     1.82
7.001 - 8.000                                                    9                 $1,532,362                      3.3
8.001 - 9.000                                                   35                 $6,668,018                    14.38
9.001 - 10.000                                                 111                $13,282,951                    28.65
10.001 - 11.000                                                141                $12,232,746                    26.38
11.001 - 12.000                                                101                 $7,559,502                     16.3
12.001 - 13.000                                                 48                 $2,469,446                     5.33
13.001 - 14.000                                                 20                 $1,040,692                     2.24
14.001 - 15.000                                                  8                   $337,676                     0.73
15.001 - 16.000                                                  3                   $119,036                     0.26
16.001 - 17.000                                                  1                    $37,120                     0.08
17.001 - 18.000                                                  2                    $55,131                     0.12
18.001 - 19.000                                                  1                    $38,353                     0.08
------------------------------------------------------------------------------------------------------------------------
Total                                                          483                $46,366,090                      100 %
------------------------------------------------------------------------------------------------------------------------


                                                        EXHIBIT 2

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                       CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1


                                  Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------
                                      Certificate                        Pass
                            Class         Rate          Beginning       Through     Principal      Interest
  Class       Cusip      Description      Type           Balance       Rate (%)   Distribution   Distribution
----------------------------------------------------------------------------------------------------------------
   AF1      126671LA2      Senior      Fix-30/360                0.00   5.821000           0.00           0.00
   AF2      126671LB0      Senior      Fix-30/360                0.00   5.846000           0.00           0.00
   AF3      126671LC8      Senior      Fix-30/360                0.00   6.102000           0.00           0.00
   AF4      126671LD6      Senior      Fix-30/360                0.00   6.517000           0.00           0.00
   AF5      126671LE4      Senior      Fix-30/360       30,592,120.77   7.070000   3,257,398.05     180,238.58
   AF6      126671LF1      Senior      Fix-30/360       37,566,570.09   6.434000   1,074,383.62     201,419.43
   AFI      126671LU8     Strip IO     Fix-30/360       77,010,723.41   1.894942           0.00     121,609.05
   AV1      126671LL8      Senior     Var-Act/360       43,918,387.23   1.660000           0.00      60,753.77
   AV2      126671LM6      Senior     Var-Act/360       34,548,797.90   1.695000           0.00      48,800.18
   AVI      126671LT1     Strip IO     Fix-30/360      105,794,546.77   7.179850           0.00     632,990.84
    R        126671L       Senior      Fix-30/360                0.00   3.550000           0.00           0.00
   R2        126671L       Senior      Fix-30/360                0.00   0.000000           0.00           0.00

----------------------------------------------------------------------------------------------------------------

   MF1      126671LG9     Mezzanine    Fix-30/360        3,173,718.88   7.215000           0.00      19,081.98
   MF2      126671LH7     Mezzanine    Fix-30/360        2,183,966.80   7.511000           0.00      13,669.81
   BF1      126671LJ3      Junior      Fix-30/360        1,310,380.08   7.806000           0.00       8,524.02
   BF2      126671LKO      Junior     Var-Act/360        2,183,966.80   3.650000           0.00       6,642.90
   MV1      126671LN4     Mezzanine   Var-Act/360       14,000,000.00   2.000000           0.00      23,333.33
   MV2      126671LP9     Mezzanine   Var-Act/360        7,737,102.14   2.400000   3,455,378.63      15,474.20
   BV1      126671LQ7      Junior     Var-Act/360        2,262,724.08   2.750000     545,885.41       5,185.41
   BV2      126671LR5      Junior     Var-Act/360        3,327,535.42   3.550000     802,772.66       9,843.96
----------------------------------------------------------------------------------------------------------------
 Totals                                                182,805,270.19              9,135,818.37   1,347,567.46
----------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                        Current                           Cumulative
                            Total       Realized                           Realized
  Class       Cusip     Distribution       Loss       Ending Balance        Losses
-------------------------------------------------------------------------------------------
   AF1      126671LA2             0.00        0.00                 0.00           0.00
   AF2      126671LB0             0.00        0.00                 0.00           0.00
   AF3      126671LC8             0.00        0.00                 0.00           0.00
   AF4      126671LD6             0.00        0.00                 0.00           0.00
   AF5      126671LE4     3,437,636.63        0.00        27,334,722.72           0.00
   AF6      126671LF1     1,275,803.04        0.00        36,492,186.47           0.00
   AFI      126671LU8       121,609.05        0.00        72,678,941.74           0.00
   AV1      126671LL8        60,753.77        0.00        43,918,387.23           0.00
   AV2      126671LM6        48,800.18        0.00        34,548,797.90           0.00
   AVI      126671LT1       632,990.84        0.00       100,990,510.07           0.00
    R        126671L              0.00        0.00                 0.00           0.00
   R2        126671L              0.00        0.00                 0.00           0.00

-------------------------------------------------------------------------------------------

   MF1      126671LG9        19,081.98        0.00         3,173,718.88           0.00
   MF2      126671LH7        13,669.81        0.00         2,183,966.80           0.00
   BF1      126671LJ3         8,524.02        0.00         1,310,380.08           0.00
   BF2      126671LKO         6,642.90        0.00         2,183,966.80           0.00
   MV1      126671LN4        23,333.33        0.00        14,000,000.00           0.00
   MV2      126671LP9     3,470,852.83        0.00         4,281,723.52           0.00
   BV1      126671LQ7       551,070.82        0.00         1,716,838.67           0.00
   BV2      126671LR5       812,616.62        0.00         2,524,762.75           0.00
-------------------------------------------------------------------------------------------
 Totals                  10,483,385.82        0.00       173,669,451.82           0.00
-------------------------------------------------------------------------------------------


For Class FIO the interest distribution of $121,609.05 includes the following amounts:
$.63 investment earnings from the Class FIO carryover reserve fund and $121,608.42 monthly interest distribution.
For Class VIO the interest distribution of $632,990.84 includes the following amounts:
$.63 investment earnings from the Class VIO carryover reserve fund and $632,990.21 monthly interest distribution

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                         CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1

                                           Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------
                                Original           Beginning          Scheduled                    Unscheduled
                              Certificate         Certificate         Principal      Accretion      Principal
  Class         Cusip           Balance             Balance         Distribution     Principal     Adjustments
-----------------------------------------------------------------------------------------------------------------
   AF1        126671LA2        126,570,000.00                0.00             0.00          0.00            0.00
   AF2        126671LB0         26,961,000.00                0.00             0.00          0.00            0.00
   AF3        126671LC8         84,461,000.00                0.00             0.00          0.00            0.00
   AF4        126671LD6         49,871,000.00                0.00             0.00          0.00            0.00
   AF5        126671LE4         52,137,000.00       30,592,120.77     3,257,398.05          0.00            0.00
   AF6        126671LF1         40,000,000.00       37,566,570.09     1,074,383.62          0.00            0.00
   AFI        126671LU8        400,000,000.00       77,010,723.41             0.00          0.00            0.00
   AV1        126671LL8        330,400,000.00       43,918,387.23             0.00          0.00            0.00
   AV2        126671LM6        330,400,000.00       34,548,797.90             0.00          0.00            0.00
   AVI        126671LT1        700,000,000.00      105,794,546.77             0.00          0.00            0.00
    R          126671L                   0.00                0.00             0.00          0.00            0.00
    R2         126671L                   0.00                0.00             0.00          0.00            0.00

-----------------------------------------------------------------------------------------------------------------

   MF1        126671LG9          7,000,000.00        3,173,718.88             0.00          0.00            0.00
   MF2        126671LH7          5,000,000.00        2,183,966.80             0.00          0.00            0.00
   BF1        126671LJ3          3,000,000.00        1,310,380.08             0.00          0.00            0.00
   BF2        126671LKO          5,000,000.00        2,183,966.80             0.00          0.00            0.00
   MV1        126671LN4         14,000,000.00       14,000,000.00             0.00          0.00            0.00
   MV2        126671LP9         10,500,000.00        7,737,102.14     3,455,378.63          0.00            0.00
   BV1        126671LQ7          5,950,000.00        2,262,724.08       545,885.41          0.00            0.00
   BV2        126671LR5          8,750,000.00        3,327,535.42       802,772.66          0.00            0.00
-----------------------------------------------------------------------------------------------------------------
Totals                       1,100,000,000.00      182,805,270.19     9,135,818.37          0.00            0.00
-----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                 Net         Current         Ending             Ending
                              Principal      Realized      Certificate       Certificate
  Class         Cusip       Distribution      Losses         Balance            Factor
----------------------------------------------------------------------------------------------
   AF1        126671LA2               0.00        0.00               0.00     0.00000000000
   AF2        126671LB0               0.00        0.00               0.00     0.00000000000
   AF3        126671LC8               0.00        0.00               0.00     0.00000000000
   AF4        126671LD6               0.00        0.00               0.00     0.00000000000
   AF5        126671LE4       3,257,398.05        0.00      27,334,722.72     0.52428645145
   AF6        126671LF1       1,074,383.62        0.00      36,492,186.47     0.91230466177
   AFI        126671LU8               0.00        0.00      72,678,941.74     0.18169735435
   AV1        126671LL8               0.00        0.00      43,918,387.23     0.13292490082
   AV2        126671LM6               0.00        0.00      34,548,797.90     0.10456657960
   AVI        126671LT1               0.00        0.00     100,990,510.07     0.14427215724
    R          126671L                0.00        0.00               0.00     0.00000000000
    R2         126671L                0.00        0.00               0.00     0.00000000000

----------------------------------------------------------------------------------------------

   MF1        126671LG9               0.00        0.00       3,173,718.88     0.45338841176
   MF2        126671LH7               0.00        0.00       2,183,966.80     0.43679335905
   BF1        126671LJ3               0.00        0.00       1,310,380.08     0.43679335905
   BF2        126671LKO               0.00        0.00       2,183,966.80     0.43679335905
   MV1        126671LN4               0.00        0.00      14,000,000.00     1.00000000000
   MV2        126671LP9       3,455,378.63        0.00       4,281,723.52     0.40778319210
   BV1        126671LQ7         545,885.41        0.00       1,716,838.67     0.28854431449
   BV2        126671LR5         802,772.66        0.00       2,524,762.75     0.28854431449
----------------------------------------------------------------------------------------------
Totals                        9,135,818.37        0.00     173,669,451.82
----------------------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1




                                           Interest Distribution Detail
------------------------------------------------------------------------------------------------------
                  Beginning        Pass          Accrued     Cumulative                       Total
                Certificate     Through          Optimal         Unpaid    Deferred        Interest
  Class             Balance    Rate (%)         Interest       Interest    Interest             Due
------------------------------------------------------------------------------------------------------
   AF1                 0.00    5.821000             0.00           0.00        0.00            0.00
   AF2                 0.00    5.846000             0.00           0.00        0.00            0.00
   AF3                 0.00    6.102000             0.00           0.00        0.00            0.00
   AF4                 0.00    6.517000             0.00           0.00        0.00            0.00
   AF5        30,592,120.77    7.070000       180,238.58           0.00        0.00      180,238.58
   AF6        37,566,570.09    6.434000       201,419.43           0.00        0.00      201,419.43
   AFI        77,010,723.41    1.894942       121,609.05      13,340.51        0.00      121,609.05
   AV1        43,918,387.23    1.660000        60,753.77           0.00        0.00       60,753.77
   AV2        34,548,797.90    1.695000        48,800.18           0.00        0.00       48,800.18
   AVI       105,794,546.77    7.179850       632,990.84           0.16        0.00      632,990.84
    R                  0.00    3.550000             0.00           0.00        0.00            0.00
    R2                 0.00    0.000000             0.00           0.00        0.00            0.00

------------------------------------------------------------------------------------------------------

   MF1         3,173,718.88    7.215000        19,081.98           0.00        0.00       19,081.98
   MF2         2,183,966.80    7.511000        13,669.81           0.00        0.00       13,669.81
   BF1         1,310,380.08    7.806000         8,524.02           0.00        0.00        8,524.02
   BF2         2,183,966.80    3.650000         6,642.90           0.00        0.00        6,642.90
   MV1        14,000,000.00    2.000000        23,333.33           0.00        0.00       23,333.33
   MV2         7,737,102.14    2.400000        15,474.20           0.00        0.00       15,474.20
   BV1         2,262,724.08    2.750000         5,185.41           0.00        0.00        5,185.41
   BV2         3,327,535.42    3.550000         9,843.96           0.00        0.00        9,843.96
------------------------------------------------------------------------------------------------------
  Totals     182,805,270.19                 1,347,567.46      13,340.67        0.00    1,347,567.46
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
                         Net     Unscheduled
                  Prepayment        Interest         Interest
  Class        Int Shortfall      Adjustment             Paid
--------------------------------------------------------------
   AF1                  0.00            0.00             0.00
   AF2                  0.00            0.00             0.00
   AF3                  0.00            0.00             0.00
   AF4                  0.00            0.00             0.00
   AF5                  0.00            0.00       180,238.58
   AF6                  0.00            0.00       201,419.43
   AFI                  0.00            0.00       121,609.05
   AV1                  0.00            0.00        60,753.77
   AV2                  0.00            0.00        48,800.18
   AVI                  0.00            0.00       632,990.84
    R                   0.00            0.00             0.00
    R2                  0.00            0.00             0.00

--------------------------------------------------------------

   MF1                  0.00            0.00        19,081.98
   MF2                  0.00            0.00        13,669.81
   BF1                  0.00            0.00         8,524.02
   BF2                  0.00            0.00         6,642.90
   MV1                  0.00            0.00        23,333.33
   MV2                  0.00            0.00        15,474.20
   BV1                  0.00            0.00         5,185.41
   BV2                  0.00            0.00         9,843.96
--------------------------------------------------------------
  Totals                0.00            0.00     1,347,567.46
--------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1

                                            Current Payment Information
                                                Factors per $1,000
-------------------------------------------------------------------------------------------------------
                                 Original           Beginning Cert.
                                Certificate             Notional                   Principal
  Class         Cusip             Balance               Balance                  Distribution
-------------------------------------------------------------------------------------------------------
   AF1        126671LA2           126,570,000.00           0.000000000            0.000000000
   AF2        126671LB0            26,961,000.00           0.000000000            0.000000000
   AF3        126671LC8            84,461,000.00           0.000000000            0.000000000
   AF4        126671LD6            49,871,000.00           0.000000000            0.000000000
   AF5        126671LE4            52,137,000.00         586.764117068           62.477665615
   AF6        126671LF1            40,000,000.00         939.164252211           26.859590445
   AFI        126671LU8           400,000,000.00         192.526808525            0.000000000
   AV1        126671LL8           330,400,000.00         132.924900817            0.000000000
   AV2        126671LM6           330,400,000.00         104.566579600            0.000000000
   AVI        126671LT1           700,000,000.00         151.135066814            0.000000000
    R          126671L                      0.00           0.000000000            0.000000000
    R2         126671L                      0.00           0.000000000            0.000000000

-------------------------------------------------------------------------------------------------------

   MF1        126671LG9             7,000,000.00         453.388411764            0.000000000
   MF2        126671LH7             5,000,000.00         436.793359050            0.000000000
   BF1        126671LJ3             3,000,000.00         436.793359050            0.000000000
   BF2        126671LKO             5,000,000.00         436.793359050            0.000000000
   MV1        126671LN4            14,000,000.00       1,000.000000000            0.000000000
   MV2        126671LP9            10,500,000.00         736.866870743          329.083678642
   BV1        126671LQ7             5,950,000.00         380.289761714           91.745447229
   BV2        126671LR5             8,750,000.00         380.289761714           91.745447229
-------------------------------------------------------------------------------------------------------
  Totals                        1,100,000,000.00         166.186609264            8.305289427
-------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
                                                 Ending Cert.              Pass
                            Interest               Notional               Through
  Class         Cusip     Distribution             Balance               Rate (%)
--------------------------------------------------------------------------------------
   AF1        126671LA2    0.000000000           0.000000000               5.821000
   AF2        126671LB0    0.000000000           0.000000000               5.846000
   AF3        126671LC8    0.000000000           0.000000000               6.102000
   AF4        126671LD6    0.000000000           0.000000000               6.517000
   AF5        126671LE4    3.457018590         524.286451452               7.070000
   AF6        126671LF1    5.035485666         912.304661766               6.434000
   AFI        126671LU8    0.304022632         181.697354350               1.894942
   AV1        126671LL8    0.183879446         132.924900817               1.660000
   AV2        126671LM6    0.147700294         104.566579600               1.695000
   AVI        126671LT1    0.904272628         144.272157243               7.179850
    R          126671L     0.000000000           0.000000000               3.550000
    R2         126671L     0.000000000           0.000000000               0.000000

--------------------------------------------------------------------------------------

   MF1        126671LG9    2.725997826         453.388411764               7.215000
   MF2        126671LH7    2.733962433         436.793359050               7.511000
   BF1        126671LJ3    2.841340801         436.793359050               7.806000
   BF2        126671LKO    1.328579800         436.793359050               3.650000
   MV1        126671LN4    1.666666667       1,000.000000000               2.000000
   MV2        126671LP9    1.473733741         407.783192101               2.400000
   BV1        126671LQ7    0.871497371         288.544314486               2.750000
   BV2        126671LR5    1.125023878         288.544314486               3.550000
--------------------------------------------------------------------------------------
  Totals                   1.225061327         157.881319836
--------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1



Pool Level Data
Distribution Date                                              8/25/04
Cut-off Date                                                   2/ 1/01
Determination Date                                             8/ 1/04
Accrual Period 30/360                          Begin           7/ 1/04
                                               End             8/ 1/04
Number of Days in 30/360 Accrual Period                             30

Accrual Period Actual Days                     Begin           7/26/04
                                               End             8/25/04
Number of Days in Actual Accrual Period                             30


---------------------------------------------------------------------------------------------------------------
Collateral Information                                        Group 1                   Group 2
---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                            400,000,000.00            350,000,000.00

Beginning Aggregate Pool Stated Principal Balance                77,010,723.41             57,697,900.30
Ending Aggregate Pool Stated Principal Balance                   72,678,941.74             54,624,420.01

Beginning Aggregate Certificate Stated Principal Balance        182,805,270.18            182,805,270.18
Ending Aggregate Certificate Stated Principal Balance           173,669,451.81            173,669,451.81

Beginning Aggregate Loan Count                                             884                       723
Loans Paid Off or Otherwise Removed Pursuant to PSA                         39                        33
Ending Aggregate Loan Count                                                845                       690

Beginning Weighted Average Loan Rate (WAC)                           9.847994%                10.486666%
Ending Weighted Average Loan Rate (WAC)                              9.866976%                10.491469%

Beginning Net Weighted Average Loan Rate                             9.338994%                 9.977666%
Ending Net Weighted Average Loan Rate                                9.357976%                 9.982469%

Weighted Average Maturity (WAM) (Months)                                   286                       318

Servicer Advances                                                   186,522.04                204,143.93

Aggregate Pool Prepayment                                         4,249,733.52              3,038,001.44
Pool Prepayment Rate (CPR)                                             49.4357                   47.7691

---------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
Collateral Information                                          Group 3                     Total
------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                              350,000,000.00           1,100,000,000.00

Beginning Aggregate Pool Stated Principal Balance                  48,096,646.47             182,805,270.18
Ending Aggregate Pool Stated Principal Balance                     46,366,090.06             173,669,451.81

Beginning Aggregate Certificate Stated Principal Balance          182,805,270.18             548,415,810.54
Ending Aggregate Certificate Stated Principal Balance             173,669,451.81             521,008,355.43

Beginning Aggregate Loan Count                                               496                       2103
Loans Paid Off or Otherwise Removed Pursuant to PSA                           13                         85
Ending Aggregate Loan Count                                                  483                       2018

Beginning Weighted Average Loan Rate (WAC)                            10.137809%                 10.125826%
Ending Weighted Average Loan Rate (WAC)                               10.136688%                 10.135406%

Beginning Net Weighted Average Loan Rate                               9.628809%                  9.616826%
Ending Net Weighted Average Loan Rate                                  9.627688%                  9.626406%

Weighted Average Maturity (WAM) (Months)                                     318                        305

Servicer Advances                                                     165,225.61                 555,891.58

Aggregate Pool Prepayment                                           1,700,009.81               8,987,744.77
Pool Prepayment Rate (CPR)                                               35.0859                    45.4192

------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1

------------------------------------------------------------------------------------------------------------------------
              Delinquency Information                     Group 1                                   Group 2
------------------------------------------------------------------------------------------------------------------------
30-59 Days                  Balance              3,231,875.76        4.446784%             2,216,457.30        4.057631%
                            # of loans                     38        4.497041%                       31        4.492754%

60-89 Days                  Balance              1,435,442.30        1.975046%               701,961.83        1.285070%
                            # of loans                      8        0.946746%                        7        1.014493%

90+ Days                    Balance              1,498,319.81        2.061560%               787,411.40        1.441501%
                            # of loans                     20        2.366864%                       12        1.739130%

  ------------------------------------        --------------------------------        ---------------------------------

Total                       Balance              6,165,637.87        8.483390%             3,705,830.53        6.784201%
                            # of loans                     66        7.810651%                       50        7.246377%
------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
              Delinquency Information                  Group 3                                     Total
-----------------------------------------------------------------------------------------------------------------------
30-59 Days                  Balance            1,521,209.16         3.280866%             6,969,542.22      4.013108%
                            # of loans                   16         3.312629%                       85      4.212091%

60-89 Days                  Balance            1,078,607.78         2.326286%             3,216,011.91      1.851801%
                            # of loans                    9         1.863354%                       24      1.189296%

90+ Days                    Balance            1,501,507.42         3.238374%             3,787,238.63      2.180717%
                            # of loans                   11         2.277433%                       43      2.130823%

  ------------------------------------       --------------------------------           -------------------------------

Total                       Balance            4,101,324.36         8.845526%            13,972,792.76      8.045625%
                            # of loans                   36         7.453416%                      152      7.532210%
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
              Foreclosure Information                     Group 1                                   Group 2
--------------------------------------------------------------------------------------------------------------------------
30-59 Days                  Balance                      0.00        0.000000%                     0.00        0.000000%
                            # of loans                      0        0.000000%                        0        0.000000%

60-89 Days                  Balance                524,710.07        0.721956%               707,403.80        1.295032%
                            # of loans                      7        0.828402%                        8        1.159420%

90+ Days                    Balance              4,544,458.90        6.252786%             6,073,760.98       11.119131%
                            # of loans                     57        6.745562%                       73       10.579710%

Total                       Balance              5,069,168.97        6.974742%             6,781,164.78       12.414163%
                            # of loans                     64        7.573964%                       81       11.739130%
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
              Foreclosure Information                         Group 3                                    Total
--------------------------------------------------------------------------------------------------------------------------
30-59 Days                  Balance                          0.00         0.000000%                    0.00      0.000000%
                            # of loans                          0         0.000000%                       0      0.000000%

60-89 Days                  Balance                    499,998.87         1.078372%            1,732,112.74      0.997362%
                            # of loans                          3         0.621118%                      18      0.891972%

90+ Days                    Balance                  4,519,256.12         9.746899%           15,137,476.00      8.716257%
                            # of loans                         44         9.109731%                     174      8.622398%

Total                       Balance                  5,019,254.99        10.825271%           16,869,588.74      9.713619%
                            # of loans                         47         9.730849%                     192      9.514371%
--------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1

-----------------------------------------------------------------------------------------------------------------------------------

           Bankruptcy Information                   Group 1                                           Group 2
-----------------------------------------------------------------------------------------------------------------------------------
30-59 Days               Balance             271,501.99                0.373563%               285,758.80                0.523134%
                         # of loans                   5                0.000000%                        3                0.000000%

60-89 Days               Balance             245,711.45                0.338078%                     0.00                0.000000%
                         # of loans                   5                0.000000%                        0                0.000000%

90+ Days                 Balance           3,701,579.54                5.093056%             6,060,529.11               11.094908%
                         # of loans                  52                0.000000%                       60                0.000000%

-----------------------------------       --------------------------------------            --------------------------------------

Total                    Balance           4,218,792.98                5.804698%             6,346,287.91               11.618042%
                         # of loans                  62                0.000000%                       63                0.000000%
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

           Bankruptcy Information                  Group 3                                            Total
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days               Balance            718,977.03                1.550653%             1,276,237.82                0.734866%
                         # of loans                 10                0.000000%                       18                0.891972%

60-89 Days               Balance            206,524.91                0.445422%               452,236.36                0.260401%
                         # of loans                  4                0.000000%                        9                0.445986%

90+ Days                 Balance          5,990,655.04               12.920337%            15,752,763.69                9.070544%
                         # of loans                 44                0.000000%                      156                7.730426%

-----------------------------------      --------------------------------------            --------------------------------------

Total                    Balance          6,916,156.98               14.916412%            17,481,237.87               10.065810%
                         # of loans                 58                0.000000%                      183                9.068385%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
           REO Information                     Group 1                             Group 2
---------------------------------------------------------------------------------------------------------
30-59 Days           Balance                   0.00     0.000000%                 0.00      0.000000%
                     # of loans                  0      0.000000%                    0      0.000000%

60-89 Days           Balance                   0.00     0.000000%                 0.00      0.000000%
                     # of loans                  0      0.000000%                    0      0.000000%

90+ Days             Balance           3,601,984.82     4.956023%         4,507,987.66      8.252697%
                     # of loans                  36     0.000000%                   56      0.000000%

Total                Balance           3,601,984.82     4.956023%         4,507,987.66      8.252697%
                     # of loans                  36     0.000000%                   56      0.000000%
---------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
           REO Information                       Group 3                              Total
------------------------------------------------------------------------------------------------------
30-59 Days           Balance                   0.00      0.000000%                  0.00    0.000000%
                     # of loans                   0      0.000000%                    0     0.000000%

60-89 Days           Balance                   0.00      0.000000%                  0.00    0.000000%
                     # of loans                   0      0.000000%                    0     0.000000%

90+ Days             Balance           2,037,005.08      4.393308%         10,146,977.56    5.842696%
                     # of loans                  27      0.000000%                   119    5.896928%

Total                Balance           2,037,005.08      4.393308%         10,146,977.56    5.842696%
                     # of loans                  27      0.000000%                   119    5.896928%
------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1



------------------------------------------------------------------------------
                          Aggregate Book Value / Loss Info
------------------------------------------------------------------------------
                                         Group 1       Group 2       Group 3

Book Value of all REO Loans                 0.00          0.00          0.00
Percentage of Total Pool Balance       0.000000%     0.000000%     0.000000%

Current Realized Losses                     0.00          0.00          0.00
Additional (Gains)/Losses                   0.00          0.00          0.00
Cumulative Losses                           0.00          0.00          0.00
------------------------------------------------------------------------------








                           Credit Enhancement Information
-------------------------------------------------------------------------------
Protection                         Original              Current
-------------------------------------------------------------------------------
Bankruptcy Loss                          0.00                 0.00
Bankruptcy Percentage               0.000000%            0.000000%
Credit/Fraud Loss                        0.00        11,000,000.00
Credit/Fraud Loss Percentage        0.000000%            6.333872%
Special Hazard Loss                      0.00                 0.00
Special Hazard Loss Percentage      0.000000%            0.000000%
-------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1



-------------------------------------------------------------------------------
                         Class Subordination Levels
-------------------------------------------------------------------------------
Class                                 Original                      Current

Class A                       1,040,800,000.00               142,294,094.32
Class A Percentage                  94.618182%                   81.933865%

Class MF1                         7,000,000.00                 3,173,718.88
Class MF1 Percentage                 0.636364%                    1.827448%

Class MF2                         5,000,000.00                 2,183,966.80
Class MF2 Percentage                 0.454545%                    1.257542%

Class BF1                         3,000,000.00                 1,310,380.08
Class BF1 Percentage                 0.272727%                    0.754525%

Class BF2                         5,000,000.00                 2,183,966.80
Class BF2 Percentage                 0.454545%                    1.257542%

Class MV1                        14,000,000.00                14,000,000.00
Class MV1 Percentage                 1.272727%                    8.061291%

Class MV2                        10,500,000.00                 4,281,723.52
Class MV2 Percentage                 0.954545%                    2.465444%

Class BV1                         5,950,000.00                 1,716,838.67
Class BV1 Percentage                 0.540909%                    0.988567%

Class BV2                         8,750,000.00                 2,524,762.75
Class BV2 Percentage                 0.795455%                    1.453775%

-------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1




-------------------------------------------------------------------------------
                         Certificate Account - Deposits
-------------------------------------------------------------------------------
Beginning Balance                                                        0.00

Payments of Interest and Principal                              10,668,149.26
Liquidation Proceeds                                                     0.00
All Other Proceeds                                                       0.00
Other Amounts                                                            0.00

Total Deposits                                                  10,668,149.26

-------------------------------------------------------------------------------
      Certificate Account - Withdrawals
-------------------------------------------------------------------------------
Reimbursement of Servicer Advances                                       0.00
Payment of Master Servicer Fees                                     67,325.57
Payment of Sub Servicer Fees                                             0.00
Payment of Other Fees                                                    0.00
Payment of Insurance Premium(s)                                          0.00
Payment of Personal Mortgage Insurance                             117,439.11
Other Permitted Withdrawals per the PSA                                  0.00
Payment of Principal and Interest                               10,483,385.84
                                                                -------------

Total Withdrawals                                               10,668,150.52

Ending Balance                                                          -1.26

-------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1

                       PPIS/Compensating Interest Detail

---------------------------------------------------------------------------------------------------------------------------------
                                                    Group 1                        Group 2                        Group 3
---------------------------------------------------------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall              3,729.79                      2,034.45                       3,079.05
Compensation for Gross PPIS from Servicing Fees        3,729.79                      2,034.45                       3,079.05
Other Gross PPIS Compensation                              0.00                          0.00                           0.00
-----------------------------                          --------                      --------                       --------
Total Net PPIS (Non-Supported PPIS)                       -0.00                         -0.00                           0.00

---------------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1


------------------------------------------------------------------------------
                    Seller Loss Coverage Obligation Group 1
------------------------------------------------------------------------------

Group 1 Original Sell Loss Coverage Balance                       5,000,000.00
Group 1 Current Loss Amount                                          13,330.56
Group 1 Cumulative Loss Amount                                    2,616,625.29
Group 1 Seller Loss Coverage Remaining Balance                    2,383,374.71

------------------------------------------------------------------------------


------------------------------------------------------------------------------
                    Seller Loss Coverage Obligation Group 2
------------------------------------------------------------------------------

Group 2 Original Sell Loss Coverage Balance                       8,750,000.00
Group 2 Current Loss Amount                                         275,761.76
Group 2 Cumulative Loss Amount                                    6,322,570.72
Group 2 Seller Loss Coverage Remaining Balance                    2,427,429.28

------------------------------------------------------------------------------



------------------------------------------------------------------------------
                           Miscellaneous Information
------------------------------------------------------------------------------

Beginning Aggregate Certificate Stated Balance Group 1           77,010,723.41
Ending Aggregate Certificate Stated Balance Group 1              72,678,941.74


Beginning Aggregate Certificate Stated Balance Group 2          105,794,546.77
Ending Aggregate Certificate Stated Balance Group 2             100,990,510.07


Total Poolgroup 2 (Subgroups 2A & 2B) Beginning Balance         105,794,546.77
Total Poolgroup 2 (Subgroups 2A & 2B) Ending Balance            100,990,510.07

Has Trigger Event Occurred                                                  NO
Has Trigger Event Occurred                                                  NO

------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                        CWABS, INC.
Associate:  AnnMarie Cassano             Asset_Backed Certificates
            212-815-8318                       Series 2001-1


------------------------------------------------------------------------------
                            Loan Level Loss Detail
------------------------------------------------------------------------------
Group   Loan ID    Liquidation Balance    Liquidation Proceeds    Realized Loss

Group 1
             N/A
Group 2
             N/A
Group 3
             N/A